Exhibit 99.1

FTAC Olympus Acquisition Corp. Shareholders Approve Proposed Business Combination with Payoneer

NEW YORK, NY and PHILADELPHIA, PA – June 23, 2021 – FTAC Olympus Acquisition Corp. (NASDAQ: FTOC) ("FTOC"), a special purpose acquisition company, today announced that FTOC shareholders voted to approve the proposed business combination with Payoneer Inc. (“Payoneer”), the commerce technology company powering payments and growth for the new global economy, at its Extraordinary General Meeting held today, June 23, 2021.

More than 97.8% of the votes cast at the meeting voted to approve the business combination. Holders of approximately 65.0% of FTOC's issued and outstanding shares cast votes at the Extraordinary General Meeting.

As previously announced, the combined company will be named Payoneer Global Inc., and its common stock and warrants, is expected to begin trading on the Nasdaq stock market under the ticker symbol “PAYO” and “PAYOW”, respectively, subject to the close of the above transaction.

“We are thrilled with the overwhelming support from our shareholders, and also pleased that we’ve received all regulatory approvals needed to close the transaction. We look forward to supporting Payoneer as it enters the public markets,” said Betsy Cohen, Chairman of the Board of Directors of FTAC Olympus Acquisition Corp.

A Form 8-K disclosing the full voting results will be filed by FTAC Olympus Acquisition Corp. with the Securities and Exchange Commission.

About Payoneer

Payoneer is the world’s go-to partner for digital commerce, everywhere. From borderless payments to boundless growth, Payoneer promises any business, in any market, the technology, connections and confidence to participate and flourish in the new global economy.

Since 2005, Payoneer has been imagining and engineering a truly global ecosystem so the entire world can realize its potential. Powering growth for customers ranging from aspiring entrepreneurs in emerging markets to the world’s leading digital brands like Airbnb, Amazon, Google, Upwork, and Walmart, Payoneer offers a universe of opportunities, open to you.

About FTAC Olympus Acquisition Corp.

FTAC Olympus Acquisition Corp. is a blank-check company led by Betsy Z. Cohen as Chairman of the Board and Ryan M. Gilbert as President and Chief Executive Officer formed for the purpose of acquiring or merging with one or more technology and financial services technology companies.

Forward-Looking Statements

This press release includes, and oral statements made from time to time by representatives of FTOC and Payoneer may be considered, “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or FTOC’s, Payoneer’s or New Starship Parent Inc.’s future financial or operating performance. For example, projections of future Volume, Revenue, and Operating Income are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by FTOC and its management, and Payoneer and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Reorganization entered into by Payoneer and FTOC in February 2021 (the “Reorganization”); (2) the outcome of any legal proceedings that may be instituted against FTOC, Payoneer, New Starship Parent Inc. or others following the announcement of the Reorganization and any definitive agreements with respect thereto; (3) the ability to meet applicable listing standards following the consummation of the Reorganization; (4) the risk that the Reorganization disrupts current plans and operations of Payoneer as a result of the announcement and consummation of the Reorganization; (5) the ability to recognize the anticipated benefits of the Reorganization, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (6) costs related to the Reorganization; (7) changes in applicable laws or regulations; (8) the possibility that Payoneer or the combined Company may be adversely affected by other economic, business and/or competitive factors; (9) Payoneer’s estimates of its financial performance; and (10) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in FTOC’s Prospectus dated August 25, 2020 filed with the SEC on August 26, 2020, the section entitled “Risk Factors” in FTOC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended, as well as any further risks and uncertainties contained in the definitive proxy statement / prospectus filed by FTOC and New Starship Parent Inc. on June 1, 2021. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. None of FTOC, Payoneer or New Starship Parent Inc. undertakes any duty to update these forward-looking statements.

Investor Contact:

PayoneerIR@icrinc.com

Media Contact:

PayoneerPR@icrinc.com

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